Exhibit 99.1

500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
January 23, 2024	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR FISCAL YEAR 2023 AND Q4 2023

Baton Rouge, La. (January 23, 2024) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the year ended December 31, 2023, including net income available to common shareholders of $65.6 million or $2.59 per diluted common share, increases of $12.7 million and $0.27, respectively, from the prior year ended December 31, 2022. On a non-GAAP basis, core net income for the year ended December 31, 2023, which excludes certain income and expenses, was $66.3 million or $2.62 per diluted common share, increases of $8.7 million and $0.10, respectively, from prior year ended December 31, 2022.

For the quarter ended December 31, 2023, Business First reported net income available to common shareholders of $14.5 million, or $0.57 per diluted common share, decreases of $4.6 million and $0.19, respectively, from the quarter ended September 30, 2023. On a non-GAAP basis, core net income for the quarter ended December 31, 2023, which excludes certain income and expenses, was $16.8 million or $0.66 per diluted common share, decreases of $1.1 million and $0.05, respectively, compared to the linked quarter.

“There have been very few years in our company’s life of which I’ve been prouder than I am of the year 2023,” said Jude Melville, president and CEO. “As our country generally, and banking specifically, faced the challenge of navigating swiftly moving economic currents, our team was a source of stability, performing consistently and well for our clients and our investors.  We are a stronger organization and better bankers than we were at the beginning of the year, and I am excited to see that improvement continue over the course of 2024.”

On Tuesday, January 23, 2024, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the fourth quarter in the amount of $0.14 per share. The preferred and common dividends will be paid on February 28, 2024, or as soon thereafter as practicable, to the shareholders of record as of February 15, 2024.

Quarterly Highlights

●

Return on Assets and Equity. Return to common shareholders on average assets and common equity, each on an annualized basis, were 0.88% and 10.54% for the quarter ended December 31, 2023, compared to 1.17% and 14.16%, respectively, for the linked quarter. Non-GAAP core return on average assets and common equity, each on an annualized basis, were 1.03% and 12.27% for the quarter ended December 31, 2023, compared to 1.10% and 13.32%, respectively, for the linked quarter.

●

Credit Quality. The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets remained stable at 0.34% and 0.28% at December 31, 2023, increasing slightly from 0.33% and 0.27%, respectively, at September 30, 2023, due to an increase in nonaccrual loans.

●

Security/Balance Sheet Repositioning. During the fourth quarter, Business First executed a balance sheet repositioning related to its available-for-sale (AFS) security portfolio. Business First sold $71.5 million or approximately 8.13% of the December 31, 2023, portfolio, in treasury, agency and municipal securities, with a weighted average book yield of 1.98%. Business First redeployed the proceeds into agency securities with an average book yield of 5.17%, locking in higher yields while keeping duration consistent with the overall portfolio weighted average life. The repositioning resulted in a loss of $2.5 million with an estimated earn back of 1.1 years as of December 31, 2023.

●

Net Interest Margin. For the quarter ended December 31, 2023, net interest income totaled $53.8 million and net interest margin and net interest spread were 3.50% and 2.53%, respectively, compared to $55.3 million, 3.61% and 2.68% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.9 million) were 3.38% and 2.40%, respectively, for the quarter ended December 31, 2023, compared to 3.46% and 2.53% (excluding loan discount accretion of $2.4 million) for the linked quarter.

Statement of Financial Condition

Loans

Loans held for investment increased $72.5 million or 1.47%, 5.85% annualized, from the linked quarter. Loan growth from the linked quarter was largely attributable to net growth in the commercial and industrial (C&I) portfolio of $26.5 million and in the commercial real estate portfolio of $89.1 million, offset by a $39.0 million reduction in the construction and development (C&D) portfolio. Annual loan growth for fiscal year 2023, was $386.6 million or 8.39%.

The Dallas Fort Worth region produced 50.64% of net loan growth from the linked quarter based on unpaid principal balance, while the Greater New Orleans region produced 37.68%. Based on unpaid principal balances, Texas-based loans represent approximately 37% of the overall loan portfolio as of December 31, 2023.

Credit Quality

The ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets remained stable at 0.34% and 0.28% at December 31, 2023, increasing slightly from 0.33% and 0.27%, respectively, at September 30, 2023, due to an increase in nonaccrual loans.

Securities

The securities portfolio increased $29.9 million or 3.51%, from the linked quarter. The increase was driven by positive fair value adjustments of $35.1 million. The securities portfolio, based on estimated fair value, represented 13.36% of total assets as of December 31, 2023.

During the fourth quarter, Business First executed a balance sheet repositioning related to its available-for-sale (“AFS”) security portfolio. Business First sold $71.5 million, or approximately 8.13% of the December 31, 2023, portfolio, in treasury, agency, and municipal securities, with a weighted average book yield of 1.98%. Business First re-deployed the proceeds into agency securities with an average book yield of 5.17%, locking in higher yields while keeping duration consistent with the overall portfolio weighted average life. The repositioning resulted in a loss of $2.5 million with an estimated earn back of 1.1 years as of December 31, 2023.

Deposits

Deposits increased $58.1 million or 1.12%, 4.44% annualized, for the quarter ended December 31, 2023. Annual deposit growth for fiscal year 2023, was $428.4 million or 8.89%.

During the quarter ended December 31, 2023, noninterest-bearing deposits decreased $113.3 million or 8.02% and interest-bearing deposits increased $171.4 million or 4.54%, compared to the linked quarter, with certificate of deposit (CD) accounts declining $75.3 million or 5.47%. Money market accounts increased $160.3 million or 13.55% from the linked quarter.

Borrowings

Borrowings decreased $7.4 million or 1.16%, from the linked quarter due to a decline in repurchase agreements and repayments on a Federal Home Loan Bank (FHLB) term loan.

Shareholders’ Equity

Accumulated other comprehensive income (AOCI) improved $27.7 million during the fourth quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $22.58 at December 31, 2023, compared to $21.01 at September 30, 2023, due to continued earnings growth and positive securities fair value adjustments. On a non-GAAP basis, tangible book value per common share increased to $18.62 at December 31, 2023, compared to $17.03 at September 30, 2023.

Results of Operations

Net Interest Income

For the quarter ended December 31, 2023, net interest income totaled $53.8 million, compared to $55.3 million from the linked quarter. Loan and interest-earning asset yields of 6.87% and 6.17%, respectively, increased 3 basis points and 7 basis points, respectively, compared to 6.84% and 6.10% from the linked quarter. Net interest margin and net interest spread were 3.50% and 2.53% compared to 3.61% and 2.68%, respectively, for the linked quarter. The overall cost of funds, which include noninterest-bearing deposits, increased from 2.59% to 2.79% or 20 basis points, from the linked quarter due to higher cost deposits and $30.8 million less in average noninterest bearing deposits.

Non-GAAP net interest income (excluding loan discount accretion of $1.9 million) totaled $51.8 million for the quarter ended December 31, 2023, compared to $52.9 million (excluding loan discount accretion of $2.4 million) from the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.9 million) were 3.38% and 2.40%, respectively, for the quarter ended December 31, 2023, compared to 3.46% and 2.53% (excluding loan discount accretion of $2.4 million) for the linked quarter. Excluding loan discount accretion, loan yields increased 8 basis points to 6.72% from 6.64%, and interest earnings asset yields increased 11 basis points to 6.05% from 5.94%, compared to the linked quarter.

Provision for Credit Losses

During the quarter ended December 31, 2023, Business First recorded a provision for credit losses of $119,000, compared to $604,000 for the linked quarter. The current quarter’s reserve decreased largely due to adjustments associated with various qualitative factors.

Other Income

For the quarter ended December 31, 2023, other income decreased $3.5 million or 35.11%, compared to the linked quarter. The net decrease was largely attributable to a $2.5 million loss on sale of securities due to Business First’s security repositioning initiative, a $1.0 million loss in equity investment income, and a $919,000 gain related to a branch sale which occurred during the linked quarter, partially offset by $964,000 of back-to-back customer swap fee income which occurred during the quarter.

Other Expenses

For the quarter ended December 31, 2023, other expenses increased by $1.1 million or 2.87%, compared to the linked quarter. The net increase was largely attributable to $654,000 in customer fraud/operational losses within other expense, $490,000 in other real estate owned expenses ($432,000 was related to a former bank premises), and an additional $466,000 in data processing costs compared to the linked quarter, offset by a reduction of $700,000 to the ad valorem shares tax expense.

Return on Assets and Common Equity

Return to common shareholders on average assets and common equity, each on an annualized basis, were 0.88% and 10.54% for the quarter ended December 31, 2023, compared to 1.17% and 14.16%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.03% and 12.27% for the quarter ended December 31, 2023, compared to 1.10% and 13.32%, respectively, for the linked quarter.

Conference Call and Webcast

Executive management will host a conference call and webcast to discuss results on Tuesday, January 23, 2024, at 4:30 p.m. Central time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 4061156, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/gctma4g8. The corresponding slide presentation can be assessed the day of the presentation on b1BANK’s website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $6.6 billion in assets, $6.0 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)
	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022

Balance Sheet Ratios

Loans (HFI) to Deposits	95.12%	94.79%	95.56%
Shareholders' Equity to Assets Ratio	9.78%	9.31%	9.69%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$1,358,838	$1,332,384	$1,153,873
Real Estate:
Commercial	2,217,928	2,128,855	2,020,406
Construction	669,798	708,835	722,074
Residential	682,394	686,921	656,378
Total Real Estate	3,570,120	3,524,611	3,398,858
Consumer and Other	63,827	63,278	53,445
Total Loans (Held for Investment)	$4,992,785	$4,920,273	$4,606,176

Allowance for Loan Losses

Balance, Beginning of Period	$41,129	$42,013	$35,201
Charge-offs – Quarterly	(1,039)	(2,423)	(387)
Recoveries – Quarterly	152	685	313
Provision for Loan Losses – Quarterly	172	854	3,051
Balance, End of Period	$40,414	$41,129	$38,178

Allowance for Loan Losses to Total Loans (HFI)	0.81%	0.84%	0.83%
Allowance for Credit Losses to Total Loans (HFI) (2)	0.88%	0.90%	0.84%
Net Charge-offs (Recoveries) to Average Quarterly Total Loans	0.02%	0.04%	0.00%

Remaining Loan Purchase Discount	$12,286	$14,752	$27,000

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (1)	$16,943	$16,029	$11,054
Loans Past Due 90 Days or More (1)	127	247	335
Total Nonperforming Loans	17,070	16,276	11,389
Other Nonperforming Assets:
Other Real Estate Owned	1,685	1,558	1,372
Other Nonperforming Assets	-	-	62
Total Other Nonperforming Assets	1,685	1,558	1,434
Total Nonperforming Assets	$18,755	$17,834	$12,823

Nonperforming Loans to Total Loans (HFI)	0.34%	0.33%	0.25%
Nonperforming Assets to Total Assets	0.28%	0.27%	0.21%

(1) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company was currently accreting interest income over the expected life of the loans for the period ended December 31, 2023, in accordance with ASC 310-30.

(2) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Per Share Data

Basic Earnings per Common Share	$0.58	$0.76	$0.68	$2.62	$2.34
Diluted Earnings per Common Share	0.57	0.76	0.67	2.59	2.32
Dividends per Common Share	0.14	0.12	0.12	0.50	0.48
Book Value per Common Share	22.58	21.01	20.25	22.58	20.25

Average Common Shares Outstanding	25,116,688	25,111,548	24,542,120	25,079,106	22,633,478
Average Diluted Common Shares Outstanding	25,333,913	25,288,660	24,757,143	25,296,200	22,817,493
End of Period Common Shares Outstanding	25,351,809	25,344,168	25,110,313	25,351,209	25,110,313

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	0.88%	1.17%	1.12%	1.04%	0.97%
Return to Common Shareholders on Average Common Equity (1)	10.54%	14.16%	13.56%	12.36%	11.59%
Net Interest Margin (1)	3.50%	3.61%	4.06%	3.62%	3.92%
Net Interest Spread (1)	2.53%	2.68%	3.43%	2.72%	3.57%
Efficiency Ratio (2)	63.36%	59.23%	59.60%	61.61%	65.26%

Total Quarterly/Year-to-Date Average Assets	$6,494,861	$6,474,935	$5,899,972	$6,341,880	$5,473,508
Total Quarterly/Year-to-Date Average Common Equity	544,628	535,211	486,338	530,956	456,388

Other Expenses

Salaries and Employee Benefits	$22,609	$22,487	$22,205	$90,611	$85,222
Occupancy and Bank Premises	2,387	2,428	2,285	9,518	9,244
Depreciation and Amortization	1,647	1,690	1,700	6,767	6,853
Data Processing	2,490	2,024	2,201	9,034	8,358
FDIC Assessment Fees	841	779	611	3,645	2,854
Legal and Other Professional Fees	833	766	462	3,173	2,359
Advertising and Promotions	1,052	1,202	1,571	4,628	3,949
Utilities and Communications	700	758	759	2,899	3,193
Ad Valorem Shares Tax	265	965	962	3,160	3,400
Directors' Fees	262	278	270	1,079	972
Other Real Estate Owned Expenses and Write-Downs	504	14	11	687	193
Merger and Conversion-Related Expenses	63	2	138	236	4,808
Other	6,061	5,214	5,171	21,265	18,004
Total Other Expenses	$39,714	$38,607	$38,346	$156,702	$149,409

Other Income

Service Charges on Deposit Accounts	$2,470	$2,540	$2,265	$9,704	$8,272
Loss on Sales of Securities	(2,503)	-	(2)	(2,565)	(48)
Debit Card and ATM Fee Income	1,793	1,581	1,582	6,590	6,407
Bank-Owned Life Insurance Income	572	604	526	2,247	1,931
Gain on Sales of Loans	546	321	59	1,972	574
Mortgage Origination Income	47	108	105	285	532
Fees and Brokerage Commission	1,710	1,933	1,760	7,247	6,964
Gain on Sales of Other Real Estate Owned	338	85	3	646	33
Loss on Disposal of Other Assets	(1)	(23)	(1)	(15)	(717)
Gain on Sale of Branch	13	932	-	945	-
Gain on Extinguishment of Debt	-	517	-	1,458	-
Swap Fee Income	964	-	-	964	-
Pass-Through Income (Loss) from Other Investments	(1,028)	(11)	608	1,946	1,347
Other	1,492	1,296	1,373	5,218	4,015
Total Other Income	$6,413	$9,883	$8,278	$36,642	$29,310

(1) Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022

Assets

Cash and Due From Banks	$226,110	$191,461	$152,740
Federal Funds Sold	151,134	196,616	15,606
Securities Available for Sale, at Fair Values	879,571	849,704	890,751
Mortgage Loans Held for Sale	835	652	304
Loans and Lease Receivable	4,992,785	4,920,273	4,606,176
Allowance for Loan Losses	(40,414)	(41,129)	(38,178)
Net Loans and Lease Receivable	4,952,371	4,879,144	4,567,998
Premises and Equipment, Net	69,480	64,674	63,177
Accrued Interest Receivable	29,916	28,060	25,666
Other Equity Securities	33,942	32,591	37,467
Other Real Estate Owned	1,685	1,558	1,372
Cash Value of Life Insurance	96,478	95,906	91,958
Deferred Taxes, Net	27,323	34,660	31,194
Goodwill	88,391	88,391	88,543
Core Deposit and Customer Intangibles	11,895	12,418	14,042
Other Assets	15,419	12,946	9,642

Total Assets	$6,584,550	$6,488,781	$5,990,460

Liabilities

Deposits
Noninterest-Bearing	$1,299,090	$1,412,406	$1,549,381
Interest-Bearing	3,949,700	3,778,317	3,270,964
Total Deposits	5,248,790	5,190,723	4,820,345

Securities Sold Under Agreements to Repurchase	18,885	23,245	20,208
Federal Funds Purchased	-	-	14,057
Bank Term Funding Program	300,000	300,000	-
Federal Home Loan Bank Borrowings	211,198	214,184	410,100
Subordinated Debt	99,990	100,048	110,749
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	14,841	11,188	2,092
Other Liabilities	41,587	40,027	27,428

Total Liabilities	5,940,291	5,884,415	5,409,979

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	25,352	25,344	25,110
Additional Paid-In Capital	397,447	396,121	393,690
Retained Earnings	216,115	205,207	163,955
Accumulated Other Comprehensive Loss	(66,585)	(94,236)	(74,204)

Total Shareholders' Equity	644,259	604,366	580,481

Total Liabilities and Shareholders' Equity	$6,584,550	$6,488,781	$5,990,460

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022

Interest Income:
Interest and Fees on Loans	$85,761	$84,575	$69,364	$323,327	$218,032
Interest and Dividends on Securities	5,193	5,053	4,316	20,125	16,503
Interest on Federal Funds Sold and Due From Banks	3,711	3,694	825	9,875	1,579
Total Interest Income	94,665	93,322	74,505	353,327	236,114

Interest Expense:
Interest on Deposits	34,190	30,110	13,307	106,908	24,413
Interest on Borrowings	6,715	7,918	5,138	31,290	12,124
Total Interest Expense	40,905	38,028	18,445	138,198	36,537

Net Interest Income	53,760	55,294	56,060	215,129	199,577

Provision for Credit Losses	119	604	3,051	4,483	10,886

Net Interest Income After Provision for Credit Losses	53,641	54,690	53,009	210,646	188,691

Other Income:
Service Charges on Deposit Accounts	2,470	2,540	2,265	9,704	8,272
Loss on Sales of Securities	(2,503)	-	(2)	(2,565)	(48)
Gain on Sales of Loans	546	321	59	1,972	574
Other Income	5,900	7,022	5,956	27,531	20,512
Total Other Income	6,413	9,883	8,278	36,642	29,310

Other Expenses:
Salaries and Employee Benefits	22,609	22,487	22,205	90,611	85,222
Occupancy and Equipment Expense	5,301	5,445	4,918	20,859	19,367
Merger and Conversion-Related Expense	63	2	138	236	4,808
Other Expenses	11,741	10,673	11,085	44,996	40,012
Total Other Expenses	39,714	38,607	38,346	156,702	149,409

Income Before Income Taxes	20,340	25,966	22,941	90,586	68,592

Provision for Income Taxes	4,516	5,511	4,974	19,543	14,337

Net Income	15,824	20,455	17,967	71,043	54,255

Preferred Stock Dividends	1,350	1,351	1,350	5,401	1,350

Net Income Available to Common Shareholders	$14,474	$19,104	$16,617	$65,642	$52,905

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,949,954	$85,761	6.87%	$4,906,917	$84,575	6.84%	$4,519,643	$69,364	6.09%
Securities	865,372	5,193	2.38%	885,792	5,053	2.26%	901,236	4,316	1.90%
Interest-Bearing Deposit in Other Banks	271,004	3,711	5.43%	278,420	3,694	5.26%	62,013	825	5.28%
Total Interest-Earning Assets	6,086,330	94,665	6.17%	6,071,129	93,322	6.10%	5,482,892	74,505	5.39%
Allowance for Loan Losses	(40,996)			(42,120)			(35,951)
Noninterest-Earning Assets	449,527			445,926			453,031
Total Assets	$6,494,861	$94,665		$6,474,935	$93,322		$5,899,972	$74,505

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,816,474	$34,190	3.55%	$3,703,682	$30,110	3.23%	$3,157,513	$13,307	1.67%
Subordinated Debt	100,009	1,320	5.24%	100,400	1,363	5.39%	110,800	1,363	4.88%
Subordinated Debt - Trust Preferred Securities	5,000	113	8.97%	5,000	111	8.81%	5,000	85	6.74%
Bank Term Funding Program	300,000	3,202	4.23%	300,000	3,422	4.53%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	213,280	1,947	3.62%	284,930	2,875	4.00%	436,233	3,555	3.23%
First National Bankers Bank Line of Credit	-	-	0.00%	-	-	0.00%	1,667	30	7.14%
Other Borrowings	20,772	133	2.54%	23,542	147	2.48%	25,815	105	1.61%
Total Interest-Bearing Liabilities	4,455,535	40,905	3.64%	4,417,554	38,028	3.42%	3,737,028	18,445	1.96%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,368,452			$1,399,293			$1,567,507
Other Liabilities	54,316			50,947			37,138
Total Noninterest-Bearing Liabilities	1,422,768			1,450,240			1,604,645
Shareholders' Equity:
Common Shareholders' Equity	544,628			535,211			486,338
Preferred Equity	71,930			71,930			71,961
Total Shareholders' Equity	616,558			607,141			558,299
Total Liabilities and Shareholders' Equity	$6,494,861			$6,474,935			$5,899,972

Net Interest Spread			2.53%			2.68%			3.43%
Net Interest Income		$53,760			$55,294			$56,060
Net Interest Margin			3.50%			3.61%			4.06%

Overall Cost of Funds			2.79%			2.59%			1.38%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2023			December 31, 2022
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$4,859,637	$323,327	6.65%	$4,020,436	$218,032	5.42%
Securities	898,771	20,125	2.24%	956,232	16,503	1.73%
Interest-Bearing Deposit in Other Banks	180,997	9,875	5.46%	115,016	1,579	1.37%
Total Interest-Earning Assets	5,939,405	353,327	5.95%	5,091,684	236,114	4.64%
Allowance for Loan Losses	(41,665)			(32,093)
Noninterest-Earning Assets	444,140			413,917
Total Assets	$6,341,880	$353,327		$5,473,508	$236,114

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,566,216	$106,908	3.00%	$3,007,882	$24,413	0.81%
Subordinated Debt	105,369	5,323	5.05%	106,054	5,108	4.82%
Subordinated Debt - Trust Preferred Securities	5,000	430	8.60%	5,000	247	4.94%
Bank Term Funding Program	253,706	11,313	4.46%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	329,726	13,702	4.16%	271,025	6,479	2.39%
First National Bankers Bank Line of Credit	-	-	0.00%	2,500	121	4.84%
Other Borrowings	21,825	522	2.39%	23,197	169	0.73%
Total Interest-Bearing Liabilities	4,281,842	138,198	3.23%	3,415,658	36,537	1.07%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,412,979			1,539,938
Other Liabilities	44,173			37,533
Total Noninterest-Bearing Liabilities	1,457,152			1,577,471
Shareholders' Equity:
Common Shareholders' Equity	530,956			456,388
Preferred Equity	71,930			23,991
Total Shareholders' Equity	602,886			480,379
Total Liabilities and Shareholders' Equity	$6,341,880			$5,473,508

Net Interest Spread			2.72%			3.57%
Net Interest Income		$215,129			$199,577
Net Interest Margin			3.62%			3.92%

Overall Cost of Funds			2.43%			0.74%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing an Actual/365 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Interest Income:
Interest income	$94,665	$93,322	$74,505	$353,327	$236,114
Core interest income	94,665	93,322	74,505	353,327	236,114
Interest Expense:
Interest expense	40,905	38,028	18,445	138,198	36,537
Core interest expense	40,905	38,028	18,445	138,198	36,537
Provision for Credit Losses: (b)
Provision for credit losses	119	604	3,051	4,483	10,886
Core provision expense	119	604	3,051	4,483	10,886
Other Income:
Other income	6,413	9,883	8,278	36,642	29,310
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	2,503	-	2	2,565	48
Insurance reimbursement of storm expenditures	-	-	(422)	-	(687)
Gain on sale of branch	(13)	(932)	-	(945)	-
Gain on extinguishment of debt	-	(517)	-	(1,458)	-
Core other income	8,903	8,434	7,858	36,804	29,388
Other Expense:
Other expense	39,714	38,607	38,346	156,702	149,409
Acquisition-related expenses (2)	(63)	(2)	(138)	(236)	(5,178)
Write-down on former bank premises	(432)			(432)
Occupancy and bank premises - storm repair	-	-	-	-	(501)
Core other expense	39,219	38,605	38,208	156,034	143,730
Pre-Tax Income: (a)
Pre-tax income	20,340	25,966	22,941	90,586	68,592
Losses on former bank premises and equipment	-	-	-	-	717
Losses on sale of securities	2,503	-	2	2,565	48
Insurance reimbursement of storm expenditures	-	-	(422)	-	(687)
Gain on sale of branch	(13)	(932)	-	(945)	-
Gain on extinguishment of debt	-	(517)	-	(1,458)	-
Acquisition-related expenses (2)	63	2	138	236	5,178
Write-down on former bank premises	432			432
Occupancy and bank premises - storm repair	-	-	-	-	501
Core pre-tax income	23,325	24,519	22,659	91,416	74,349
Provision for Income Taxes: (1)
Provision for income taxes	4,516	5,511	4,974	19,543	14,337
Tax on losses on former bank premises and equipment	-	-	-	-	151
Tax on losses on sale of securities	529	-	-	542	10
Tax on insurance reimbursement of storm expenditures	-	-	(89)	-	(144)
Tax on gain on sale of branch	(3)	(197)	-	(200)	-
Tax on gain on extinguishment of debt	-	(109)	-	(308)	-
Tax on acquisition-related expenses (2)	1	-	29	21	942
Tax on write-down on former bank premises	91			91
Tax on occupancy and bank premises - storm repair	-	-	-	-	106
Core provision for income taxes	5,134	5,205	4,914	19,689	15,402
Preferred Dividends:
Preferred dividends	1,350	1,351	1,350	5,401	1,350
Core preferred dividends	1,350	1,351	1,350	5,401	1,350
Net Income Available to Common Shareholders:
Net income available to common shareholders	14,474	19,104	16,617	65,642	52,905
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	1,974	-	2	2,023	38
Insurance reimbursement of storm expenditures, net of tax	-	-	(333)	-	(543)
Gain on sale of branch, net of tax	(10)	(735)	-	(745)	-
Gain on extinguishment of debt, net of tax	-	(408)	-	(1,150)	-
Acquisition-related expenses (2), net of tax	62	2	109	215	4,236
Write-down on former bank premises, net of tax	341			341
Occupancy and bank premises - storm repair, net of tax	-	-	-	-	395
Core net income available to common shareholders	$16,841	$17,963	$16,395	$66,326	$57,597

Pre-tax, pre-provision earnings available to common shareholders (a+b)	$20,459	$26,570	$25,992	$95,069	$79,478
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	2,503	-	2	2,565	48
Insurance reimbursement of storm expenditures	-	-	(422)	-	(687)
Gain on sale of branch	(13)	(932)	-	(945)	-
Gain on extinguishment of debt	-	(517)	-	(1,458)	-
Acquisition-related expenses (2)	63	2	138	236	5,178
Write-down on former premises	432			432
Occupancy and bank premises - storm repair	-	-	-	-	501
Core pre-tax, pre-provision earnings	$23,444	$25,123	$25,710	$95,899	$85,235

Average Diluted Common Shares Outstanding	25,333,913	25,288,660	24,757,143	25,296,200	22,817,493

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.57	$0.76	$0.67	$2.59	$2.32
Losses on former bank premises and equipment, net of tax	-	-	-	-	0.02
Loss on sale of securities, net of tax	0.08	-	-	0.08	-
Insurance reimbursement of storm expenditures, net of tax	-	-	(0.01)	-	(0.02)
Gain on sale of branch, net of tax	(0.00)	(0.03)	-	(0.03)	-
Gain on extinguishment of debt, net of tax	-	(0.02)	-	(0.04)	-
Acquisition-related expenses (2), net of tax	0.00	-	-	0.01	0.18
Write-down on former premises, net of tax	0.01			0.01
Occupancy and bank premises -storm repair, net of tax	-	-	-	-	0.02
Core diluted earnings per common share	$0.66	$0.71	$0.66	$2.62	$2.52

Pre-tax, pre-provision profit diluted earnings per common share	$0.81	$1.05	$1.05	$3.76	$3.48
Losses on former bank premises and equipment	-	-	-	-	0.03
Loss on sale of securities	0.10	-	-	0.10	-
Insurance reimbursement of storm expenditures	-	-	(0.02)	-	(0.03)
Gain on sale of branch	(0.00)	(0.04)	-	(0.04)	-
Gain on extinguishment of debt	-	(0.02)	-	(0.06)	-
Acquisition-related expenses (2)	0.00	-	0.01	0.01	0.23
Write-down on former premises	0.02			0.02
Occupancy and bank premises - storm repair	-	-	-	-	0.03
Core pre-tax, pre-provision diluted earnings per common share	$0.93	$0.99	$1.04	$3.79	$3.74

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2023 and 2022. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022

Total Shareholders' (Common) Equity:
Total shareholders' equity	$644,259	$604,366	$580,481
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	572,329	532,436	508,551
Goodwill	(88,391)	(88,391)	(88,543)
Core deposit and customer intangible	(11,895)	(12,418)	(14,042)
Total tangible common equity	$472,043	$431,627	$405,966

Total Assets:
Total assets	$6,584,550	$6,488,781	$5,990,460
Goodwill	(88,391)	(88,391)	(88,543)
Core deposit and customer intangible	(11,895)	(12,418)	(14,042)
Total tangible assets	$6,484,264	$6,387,972	$5,887,875

Common shares outstanding	25,351,809	25,344,168	25,110,313

Book value per common share	$22.58	$21.01	$20.25
Tangible book value per common share	$18.62	$17.03	$16.17
Common equity to total assets	8.69%	8.21%	8.49%
Tangible common equity to tangible assets	7.28%	6.76%	6.89%

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022

Total Quarterly Average Assets	$6,494,861	$6,474,935	$5,899,972	$6,341,880	$5,473,508
Total Quarterly Average Common Equity	$544,628	$535,211	$486,338	$530,956	$456,388

Net Income Available to Common Shareholders:
Net income available to common shareholders	$14,474	$19,104	$16,617	$65,642	$52,905
Losses on former bank premises and equipment, net of tax	-	-	-	-	566
Losses on sale of securities, net of tax	1,974	-	2	2,023	38
Insurance reimbursement of storm expenditures, net of tax	-	-	(333)	-	(543)
Gain on sale of branch, net of tax	(10)	(735)	-	(745)	-
Gain on extinguishment of debt, net of tax	-	(408)	-	(1,150)	-
Acquisition-related expenses, net of tax	62	2	109	215	4,236
Write-down on former bank premises, net of tax	341	-	-	341	-
Occupancy and bank premises - storm repair, net of tax	-	-	-	-	395
Core net income available to common shareholders	$16,841	$17,963	$16,395	$66,326	$57,597

Return to common shareholders on average assets (annualized) (2)	0.88%	1.17%	1.12%	1.04%	0.97%
Core return on average assets (annualized) (2)	1.03%	1.10%	1.10%	1.05%	1.05%
Return to common shareholders on average common equity (annualized) (2)	10.54%	14.16%	13.56%	12.36%	11.59%
Core return on average common equity (annualized) (2)	12.27%	13.32%	13.37%	12.49%	12.62%

Interest Income:
Interest income	$94,665	$93,322	$74,505	$353,327	$236,114
Core interest income	94,665	93,322	74,505	353,327	236,114
Interest Expense:
Interest expense	40,905	38,028	18,445	138,198	36,537
Core interest expense	40,905	38,028	18,445	138,198	36,537
Other Income:
Other income	6,413	9,883	8,278	36,642	29,310
Losses on former bank premises and equipment	-	-	-	-	717
Loss on sale of securities	2,503	-	2	2,565	48
Insurance reimbursement of storm expenditures	-	-	(422)	-	(687)
Gain on sale of branch	(13)	(932)	-	(945)	-
Gain on extinguishment of debt	-	(517)	-	(1,458)	-
Core other income	8,903	8,434	7,858	36,804	29,388
Other Expense:
Other expense	39,714	38,607	38,346	156,702	149,409
Acquisition-related expenses	(63)	(2)	(138)	(236)	(5,178)
Write-down on former bank premises	(432)	-	-	(432)	-
Occupancy and bank premises - storm repair	-	-	-	-	(501)
Core other expense	$39,219	$38,605	$38,208	$156,034	$143,730

Efficiency Ratio:
Other expense (a)	$39,714	$38,607	$38,346	$156,702	$149,409
Core other expense (c)	$39,219	$38,605	$38,208	$156,034	$143,730
Net interest and other income (1) (b)	$62,676	$65,177	$64,340	$254,336	$228,935
Core net interest and other income (1) (d)	$62,663	$63,728	$63,918	$251,933	$228,965
Efficiency ratio (a/b)	63.36%	59.23%	59.60%	61.61%	65.26%
Core efficiency ratio (c/d)	62.59%	60.58%	59.78%	61.93%	62.77%

Total Average Interest-Earnings Assets	$6,086,330	$6,071,129	$5,482,892	$5,939,405	$5,091,684

Net Interest Income:
Net interest income	$53,760	$55,294	$56,060	$215,129	$199,577
Loan discount accretion	(1,921)	(2,419)	(4,212)	(9,311)	(9,432)
Net interest income excluding loan discount accretion	$51,839	$52,875	$51,848	$205,818	$190,145

Net interest margin (2)	3.50%	3.61%	4.06%	3.62%	3.92%
Net interest margin excluding loan discount accretion (2)	3.38%	3.46%	3.75%	3.47%	3.73%
Net interest spread (2)	2.53%	2.68%	3.43%	2.72%	3.57%
Net interest spread excluding loan discount accretion (2)	2.40%	2.53%	3.13%	2.56%	3.38%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an Actual/365 day count convention.